Exhibit 10.5
AMENDMENT TO THE
HCR MANOR CARE
SENIOR EXECUTIVE RETIREMENT PLAN
     WHEREAS, Manor Care, Inc. (the “Company”) maintains the HCR Manor Care Senior Executive Retirement Plan (the “Plan”) as a means of providing retirement and related benefits to designated officers and other senior management of the Company and its subsidiaries;
     WHEREAS, the Company has reserved the right to amend the Plan;
     WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has approved an amendment to the Plan to change the benefit formula applicable to the Company’s Chief Executive Officer.
     THEREFORE, the Plan is amended effective as of January 1, 2007 as follows:
     1. By adding the following to the end of Section 7.01 of the Plan:
     “Notwithstanding the foregoing a Participant whose “Gross Retirement Benefit” as defined in Section 7.02 is determined under Method III, who retires or whose employment terminates with vested rights shall receive a retirement benefit from the Plan, the value of which shall be equal to the excess of:
     (a) the present value of the “Gross Retirement Benefit”, as defined below, (calculated using the actuarial assumptions for lump sum conversions that would be applicable under Section I of the HCR Pension Plan as if it were in effect on such date), less
     (b) the present value of benefits provided to the Participant under the Designated Plans (measured in accordance with Section 7.06 hereof (Present Value of Designated Plans)).
     2. By adding the following sentence to the end of the first paragraph of Section 7.02 of the Plan:
     “The term “Gross Retirement Benefit for each Participant designated with a double asterisk on Appendix A shall mean an annual benefit for the Participant’s life expectancy before being converted to a lump sum benefit calculated pursuant to Method III below.”
     3. By adding the following as paragraph (c) to Section 7.02 of the Plan:
     (c) Method III – An annual benefit before being converted to a lump sum benefit based on the sum of the following amounts:
(1)	1.803% of such Participant’s Average Annual Earnings multiplied by the Participant’s number of Years of Credited Service from the

Participant’s adjusted service set forth on Appendix A hereof (List of Covered Participants), plus

(2)	0.262% of such Participant’s Average Annual Earnings in excess of the Social Security Taxable Wage Base as defined in Section 7.05 hereof (Social Security Taxable Wage Base) multiplied by the Participant’s number of Years of Credited Service from the Participant’s adjusted service set forth on Appendix A hereof (List of Covered Participants), plus

(3)	If such Participant shall have more than 35 Years of Credited Service from the Participant’s adjusted service date set forth in Appendix A hereof (List of Covered Participants), there shall be added to the aforesaid amounts 0.744% of Average Annual Earnings for each Year of Credited Service in excess of 35.
For purposes of the calculations set forth in this paragraph (c) Participant’s Average Annual Earnings shall not include any amount earned (accrued) under the HCR Manor Care Performance Award Plan.”
4. By adding the following to the end of Section 8.01 of the Plan:
     “Notwithstanding the foregoing or any other provision to the Plan to the contrary, the early or normal retirement benefit of a Participant whose “Gross Retirement Benefit” as defined in Section 7.02 is determined under Method III, shall be paid on the first day of the seventh month following that in which such Participant’s early, normal or postponed retirement occurs.”
     5. By amending Appendix A (List of Covered Participants) to add a double asterisk next to the name of Paul A. Ormond, and to add the following to the end thereof:
     “** The Participant’s Gross Retirement Benefit is based upon the benefit under Method III set forth in Section 7.02 hereof (Gross Retirement Benefit).”
* * * * * * * * * *
     IN WITNESS WHEREOF, Manor Care, Inc. has caused this Amendment to be signed on its behalf and attested by its duly authorized officer this 18th day of June, 2007.

MANOR CARE, INC.
By:	/s/ Richard A. Parr
Name:	Richard A. Parr
Title:	Vice President, General Counsel

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